Table of Contents

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                                       December 31, 2004

Nextel Partners, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29633	91-1930918

(Commission File Number)	(IRS Employer Identification No.)

4500 Carillon Point
Kirkland, Washington 98033

(Address of Principal Executive Offices)	(Zip Code)

(425) 576-3600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

ITEM 1.01        Entry into a Material Definitive Agreement

     Effective as of December 31, 2004, Nextel Partners, Inc. (the “Company”) entered into Amendment No. 10 to the Amended and Restated Shareholders’ Agreement by and among the Company and the stockholders named therein. Immediately prior to the effectiveness of Amendment No. 10, the parties to the Amended and Restated Shareholders’ Agreement were: Nextel WIP Corp., DLJ Merchant Banking Partners II, L.P. and certain of its affiliates (collectively, “DLJMB”), Madison Dearborn Capital Partners II, L.P., Eagle River Investments, LLC, Motorola, Inc., the estate of David Thaler, John Thompson and all of the Company’s senior management stockholders other than Barry Rowan and Donald J. Manning. The purpose of Amendment No. 10 is to amend the provision relating to the size of the Board of Directors to provide for eight directors (rather than seven directors) and to remove Perry Satterlee, PSS-MSS, LP, John Thompson, JDT-JRT, L.L.C, the estate of David Thaler, and DLJMB from the Amended and Restated Shareholders’ Agreement. A description of any material relationship between the Company and any of the parties to the Amended and Restated Shareholders’ Agreement is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003. A copy of Amendment No. 10 is being filed as Exhibit 10.2(j) hereto and is incorporated herein by reference.

ITEM 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On January 4, 2005, the Company announced that Arthur Harrigan has been appointed to the Company’s Board of Directors effective as of January 3, 2005. Mr. Harrigan will be a member of the Compensation Committee of the Board of Directors. A copy of the press release announcing this appointment is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01        Financial Statements and Exhibits

Exhibits

10.2(j)	Amendment No. 10 to Amended and Restated Shareholders’ Agreement dated December 31, 2005 by and among Nextel Partners, Inc. and the stockholders named therein.

99.1	Nextel Partners, Inc. Press Release dated January 4, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.
(Registrant)

Date:	January 5, 2005	/s/ Barry Rowan

Barry Rowan, Vice President,
Chief Financial Officer and Treasurer